UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

February 28, 2007

Date of Report (Date of earliest event reported)

THE PNC FINANCIAL SERVICES GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission File Number 001-09718

Pennsylvania	25-1435979
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

(Address of principal executive offices, including zip code)

(412) 762-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 28, 2007, The PNC Financial Services Group, Inc. (“PNC”) executed an amendment to the Rights Agreement, dated as of May 15, 2000 and amended on January 1, 2003, between PNC and Computershare Investor Services, LLC, as successor-in-interest to The Chase Manhattan Bank, as Rights Agent (the “Rights Agreement”), accelerating the final expiration date of the outstanding rights to purchase shares of Series G Junior Participating Preferred Share Purchase Rights (the “Rights”) from May 25, 2010 to February 28, 2007. The effect of this amendment is that the outstanding Rights expired on February 28, 2007, and the shareholders’ rights plan pursuant to which Rights were issued is of no further force or effect.

The foregoing summary of the amendment to the Rights Agreement is qualified in its entirety by reference to the full text of the amendment, which is filed as Exhibit 4.1 hereto, the full text of the Rights Agreement prior to the amendment, which was filed as Exhibit 1 to the Company’s Form 8-A as filed with the Securities and Exchange Commission on May 23, 2000, and the full text of the First Amendment to the Rights Agreement dated January 1, 2003, which was filed as Exhibit 4.8 to the Annual Report on Form 10-K for the Year Ended December 31, 2002, each of which is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 above is incorporated by reference into this Item 1.02.

Item 3.03.	Material Modification to Rights of Securities Holders.

The information set forth under Item 1.01 above is incorporated by reference into this Item 3.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Second Amendment to Rights Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PNC FINANCIAL SERVICES GROUP, INC.
(Registrant)

Date: March 6, 2007	By:	/s/ Samuel R. Patterson
Samuel R. Patterson
Controller

EXHIBIT INDEX

Number	Description	Method of Filing
4.1	Second Amendment to Rights Agreement, dated as of February 28, 2007, dated as of May 15, 2000 and amended on January 1, 2003, between The PNC Financial Services Group, Inc. and Computershare Investor Services, LLC, as successor-in-interest to The Chase Manhattan Bank, as Rights Agent.	Filed herewith.